Exhibit 99.1

Net1 to Acquire the Connect Group

The Acquisition Significantly Expands Net1's Addressable Market, Merchant Offering & Footprint as it Builds the Leading Fintech Platform in South Africa.

Company to Host Conference Call to Discuss Acquisition at 8:30am ET

JOHANNESBURG, November 1, 2021 - Net 1 UEPS Technologies, Inc. (NasdaqGS: UEPS; JSE: NT1) (the "Company" or "Net1") today announced it has signed a definitive agreement to acquire 100% of the Connect Group for a consideration of approximately ZAR 3.7 billion (the "Acquisition"), or $242.0 million at an exchange rate of $1: ZAR 15.22. The acquisition of the Connect Group, a profitable, high-growth and leading South African fintech company, is transformational for Net1 in its journey to becoming South Africa's leading fintech platform. The Acquisition is expected to close in the quarter ending March 31, 2022, as it is subject to regulatory approval and satisfaction of customary closing conditions.

Quote from Chris Meyer, Net1 Group CEO

"Our vision is to transform Net1 into the leading South African fintech platform, offering payment processing and financial services to underserved merchants and consumers. The acquisition of the Connect Group transforms our merchant offering, MSME footprint and growth trajectory, while also uniquely positioning us to be the South African market leader serving both merchants and consumers," said Chris Meyer, Group CEO of Net1. "Further, Connect Group advances our mission of financial inclusion by bringing into the Net1 fold a base of 44,000 MSMEs, many of whom are informal businesses. We welcome the Connect Group's high-caliber team to Net1 and are confident that the combined group will significantly exceed the sum of the parts."

Quote from Steven Heilbron, Connect Group CEO

"As a standalone business, Connect Group has become one of South Africa's fastest growing fintech businesses serving MSMEs," said Steven Heilbron, CEO of the Connect Group. "Having spent a lot of time with the Net1 management team and directors over the last year, I believe that the combined management teams of the Connect Group and Net1 will work very well together. I am very confident that this transaction fast tracks the combined businesses which together, now has the essential and differentiated building blocks required to deliver on the focused objective of being the leading South African fintech platform. We believe that this transaction will create distinct field advantages and will take the group to heights that neither entity would achieve alone."

Overview of the Connect Group

Founded in 2006, the Connect Group is a profitable, high-growth and leading provider of financial technology solutions to nearly 44,000 micro, small and medium enterprises ("MSMEs") in Southern Africa. As at February 28, 2021, the Connect Group's customer base includes more than 8,600 formal MSMEs and over 35,000 informal MSMEs.

The Connect Group delivers four main product lines to its customer base under well-established and respected brands:

  A prepaid value-added services platform branded Kazang;
  A digitized cash management platform branded Cash Connect;
  A merchant lending platform branded Capital Connect; and
  Merchant acquiring solutions branded Kazang Pay and Card Connect.

Taken together, the Connect Group is a unique full-service provider - across cash and digital - of financial and value-added services to formal and informal MSMEs in Southern Africa. The Company believes that the Connect Group is very well positioned to grow into its large addressable market, which is estimated at approximately 0.7 million formal MSMEs and 1.4 million informal MSMEs in South Africa.

The Connect Group has reached significant scale and continues to grow swiftly. In its last financial year ended February 28, 2021, the Connect Group grew earnings before interest, depreciation and amortization ("EBITDA") by approximately 30% on the prior year, notwithstanding the significant impact of COVID 1st wave level 5 and 2nd wave level 3 lockdowns on the SA economy and MSME segment that it serves. The Connect Group settled cash of ZAR 79.5 billion ($4.8 billion) through its retail cash vault infrastructure, sold ZAR 13.2 billion ($799.4 million) of value-added services through its point-of-sale ("POS") terminals and digital wallets, advanced over ZAR 280 million ($17.0 million) in growth capital to SME businesses, and processed ZAR 2.6 billion ($157.5 million) in card transactions through its POS terminals. This resulted in net revenue of approximately ZAR 1.1 billion ($66.6 million), which represents a historic three-year compound annual growth rate of approximately 30%. Net revenue is a non-GAAP measure and is described below under About Connect Group together with a reconciliation to the GAAP measure. All amounts translated at the average exchange rate for the year to February 28, 2021 of $1: ZAR 16.51.

The Connect Group is highly profitable with strong unit economics - delivering an historic three-year compound annual growth rate in EBITDA in excess of 40% for its financial year ended February 28, 2021.

The Connect Group has significant opportunities for continued growth within its current addressable market, estimated at more than ZAR 100 billion ($6.6 billion), in merchant financial services for MSMEs in South Africa. Further, this addressable market has strong secular growth due to MSMEs shifting from manual to digitized cash management and from physical cash to digital payment methods.

Consideration and Funding (all amounts below translated at an exchange rate of $1: ZAR 15.22, unless otherwise specified)

  Net1 will acquire 100% of the Connect Group for a consideration of approximately ZAR 3.7 billion, or $242.0 million at current exchange rates. After adjusting for net debt and debt-like items, the implied Enterprise Value ("EV") is ZAR 4.8 billion, or $315.3 million.
  The parties have agreed that the consideration will be reduced on a rand for rand basis by the amount by which the actual EBITDA, as defined in the transaction documents, is lower than the expected EBITDA of ZAR 375.0 million ($24.6 million), for the current financial year ending February 28, 2022 ("Target 2022 EBITDA").
  Included in the EV is a retention mechanism for key Connect Group employees, in terms of which Net1 will grant approximately 1.3 million shares of restricted stock to the employees (calculated using a base of ZAR 138.7 million divided by $1: ZAR 14.78 and an issue price of $7.50 per share), which will vest in three equal tranches on the first, second and third anniversaries of the closing of the Acquisition. The issuance is pursuant to Net1's current stock plan, is subject to a top-up mechanism, and includes good and bad leaver provisions.

  The Acquisition will be funded as follows:
    ZAR 2.35 billion ($154.4 million) in debt, consisting of ZAR 1.1 billion ($72.3 million) in a five-year term facility and a ZAR 150 million ($9.9 million) general banking facility that replaces the Connect Group's existing debt facilities and ZAR 1.1 billion ($72.3 million) in 18-month bridge facilities secured against Net1's assets;
    Deferred consideration of ZAR 350 million ($23.0 million) to be settled through the issuance of approximately 3.1 million Net1 shares of common stock at an issue price of $7.50 per share and payable in three equal tranches on the first, second and third anniversaries of the transaction closing; and
    The remaining balance will be funded by existing Net1 cash resources.
  Net1 has signed term sheets for the ZAR 2.35 billion ($154.4 million) debt package with a leading South African bank. These include a credit enhancement mechanism of ZAR 350 million ($23.0 million), which will be provided by investment funds managed by Net1's largest shareholder, Value Capital Partners (Pty) Ltd, on commercially agreed terms, which include a contingent subscription for new shares.
  At closing, the net leverage ratio on the ZAR 1.1 billion ($72.3 million) term facility for Connect Group is expected to be less than 3x and the asset cover ratio on the ZAR 1.1 billion ($72.3 million) bridge facilities for Net1 is expected to be greater than 7x as measured against the fair value of Net1's assets based on its June 30, 2021, balance sheet.
  At closing, the transaction trailing EV/EBITDA multiple, as calculated from the Target 2022 EBITDA is expected to be approximately 12.8x. The Connect Group's EBITDA for the financial year ending February 28, 2023 is expected to grow in line with recent historic growth rates, which is expected to result in the forward 12-month EV/EBITDA multiple being significantly lower.

Strategic Rationale

Net1 has previously communicated its vision to transform into the leading fintech platform for underserved consumers and merchants in South Africa. The acquisition of the Connect Group significantly advances that vision and is transformational for Net1. The combination of Net1 and the Connect Group is strategically important for the following reasons:

  Combining complementary product offerings to drive stronger unit economics: the Connect Group fills four key gaps in Net1's product offering, namely the provision of value-added services directly to MSME's, digitized cash management, merchant acquiring and merchant lending. On the other hand, Net1 brings issuing, insurance and consumer financial services infrastructure to the Connect Group. Offering multiple products to a single customer reduces churn, increases take-rate and improves unit economics.

  Expansion of addressable market to informal MSMEs: while Net1 has an established presence amongst formal enterprises, it does not currently serve any of South Africa's estimated 1.4 million informal MSMEs. Connect Group serves over 35,000 informal MSMEs and is a leading provider of financial services to this growing customer segment.

  Attractive financial profile with strong and profitable growth: the Connect Group has delivered exceptional historical growth in throughput, revenue, earnings and free cash flow. Further, there is significant room for continued growth, supported by secular tailwinds.
  Merging highly skilled teams with complementary expertise: the Connect Group has a proven track record of successfully launching and commercializing innovative financial solutions and a demonstrated ability to successfully integrate with new operating groups.
  Better serving the underserved: Net1 and the Connect Group are united by their commitment to provide dignified financial services to people and businesses who are underserved by the financial system. Net1's base of more than one million retail customers and the Connect Group's base of over 44,000 MSME customers are underserved by traditional financial services.

Investor Presentation

Net1 has posted an investor presentation with additional information about the transaction on the Net1 homepage, www.net1.com.

Conference Call

The Company will host a conference call to review the transaction on November 1, 2021, at 8:30 a.m. Eastern Time. To participate in the call, dial 1-508-924-4326 (US and Canada), 0333-300-1418 (U.K. only) or 010-201-6800 (South Africa only) ten minutes prior to the start of the call. Callers should request "Net1 call" upon dial-in. The call will also be webcast on the Net1 homepage, www.net1.com. Please click on the webcast link at least ten minutes prior to the call. A webcast of the call will be available for replay on the Net1 website.

Participants can pre-register for the November 1, 2021, conference call by navigating to https://services.choruscall.za.com/DiamondPassRegistration/register?confirmationNumber=2728505&linkSecurityString=4be8856cc. Participants utilizing this pre-registration service will receive their dial-in number upon registration.

Advisors

Net1 was advised by Rand Merchant Bank, a division of FirstRand Limited and Cliffe Dekker Hofmeyr provided legal counsel. Proton Partners acted as strategic advisor to Net1.

Connect Group was advised by Investec Corporate Finance, a division of Investec Bank Limited and Edward Nathan Sonnenbergs Incorporated provided legal counsel.

About the Connect Group

The Connect Group is one of the fastest growing payment solutions providers in Southern Africa, providing services such as bill payment, prepaid value-added services, digitized cash management, merchant lending and merchant acquiring to nearly 44,000 merchants. The group includes established and highly respected brands such as Kazang, Cash Connect, Capital Connect and Kazang Connect. Visit www.connected.co.za for additional information about the Connect Group.

The Connect Group prepares its financial information under International Financial Reporting Standard for Small and Medium Enterprises (IFRS"); as such they may differ materially from US GAAP.

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliation to the most directly comparable GAAP measures.

The Connect Group purchases and resales prepaid airtime products and records the gross amount received from the sale of the airtime in revenue and the cost related to the airtime sale in expenses. The operating margin (the sum of revenue less expense ("net revenue") divided by revenue) generated by resellers of prepaid airtime in South Africa is generally lower than 10%, which is significantly lower than the operating margin realized by the Connect Group's other business lines. Management believes that the net revenue metric enhances its own evaluation of the Connect Group, as well as an investor's understanding, of Connect Group's financial performance, because investors generally analyze transactions of this nature on a net basis.

The reconciliation between revenue under IFRS and net revenue for the year ended February 28, 2021, is presented below:

	Year ended February 28, 2021
	ZAR '000	$ '000(1)
Revenue under IFRS	4,571,283	276,832
Less: Adjustment for cost of prepaid airtime	3,461,717	209,638
Net revenue - non-GAAP	1,109,566	67,194

(1) Translated at the average exchange rate for the year ended February 28, 2021 of $1: ZAR 16.51.

About Net1

Net1 is a leading financial technology company that utilizes its proprietary banking and payment technology to deliver on its mission of financial inclusion through the distribution of low-cost financial and value-added services to underserved consumers and merchants in Southern Africa. Net1 also provides transaction processing services, including being a payment processor and bill payment platform in South Africa. Net1 leverages its strategic investments to further expand its product offerings or to enter new markets.

Net1 has a primary listing on NASDAQ (NasdaqGS: UEPS) and a secondary listing on the Johannesburg Stock Exchange (JSE: NT1). Visit www.net1.com for additional information about Net1.

Forward-Looking Statements

This announcement contains forward-looking statements that involve known and unknown risks and uncertainties. A discussion of various factors that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed in such forward-looking statements are included in our filings with the Securities and Exchange Commission. With respect to our proposed acquisition of the Connect Group, additional factors that could cause actual results to differ materially from those indicated or implied by the forward-looking statements include, among others: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the share purchase agreement relating to the proposed acquisition; (2) the ability to satisfy all conditions to completion of the proposed acquisition, including obtaining regulatory approvals; (3) unexpected costs, charges or expenses resulting from the transaction; (4) the disruption of management's attention from our ongoing business operations due to the proposed acquisition; (5) changes in the financial condition of the markets that the Connect Group serves; (6) risks associated with the Connect Group's product and service offerings or its results of operation including reduced cash settlements through Connect Group's vault infrastructure or higher cash losses, lower than expected growth in Connect Group's value added services, lower than expected levels of loan advances or higher credit losses and slower than expected growth in card transactions; (7) the challenges, risks and costs involved with integrating the operations of Connect Group with ours; and (8) our ability to realize the anticipated benefits of the proposed acquisition. The Company undertakes no obligation to revise any of these statements to reflect future events.

Investor Relations Contact:

ICR

Email: net1IR@icrinc.com

Media Relations Contact:

Bridget von Holdt

Co-Market Leader | MD - BCW

Phone: +27-82-610-0650

Email: Bridget.vonholdt@bcw-global.com